SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 Form 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                        Date of report: April 22, 1999

                             Lotus Pacific, Inc.
           (Exact name of registrant as specified in its charter)

                                 Delaware
                            State of Organization

                                 000-24999
                            Commission File Number

                                 52-1947160
                         Employer Identification Number

        200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
                     Address of Principal Executive Office

                                (732) 885-1750
               Registrant's Telephone Number, Including Area Code





Item 5.    OTHER EVENTS

On April 22, 1999, the Board of Directors of Lotus Pacific, Inc. (the "Company") appointed senior officers and board members.

Mr. Jeremy Wang, President and Director of the Company, was appointed as Chairman of the Board of Directors of TurboNet Communications and Arescom Inc., 81%-owned subsidiaries of the Company.

Mr. Harold Tuan was appointed as Vice President of the Company and Board Director of TurboNet Communications. Mr. Tuan has over 20 years of research and development experience in digital TV system, Data-Over the Cable System, Signal Processing and Communication Systems. Mr. Tuan is the founder of TurboNet Communications and currently serves as its President.

Mr. Max Lu was appointed as Vice President of the Company and Board Director of Arescom Inc. Mr. Lu has more than 11-year management, marketing and engineering experiences in computer and communication industries. Mr. Lu was the Vice President of Engineering and marketing in CNet. He has leaded CNet to become the technology leader in Taiwan and to go public in December of 1995. Before CNet, Mr. Lu was the founder and Vice President of Lanwan Technologies in San Jose, California in 1992. His engineering experience includes working for Cisco, Hughes, ERSO, and NEOTECH from 1983 to 1991. Mr. Lu currently serves as President of Arescom, Inc.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a) Financial statements of business acquired.

    N/A

(b) Pro forma financial information.

    N/A

(c) Exhibits

    N/A





                                 Signature



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.




                                         LOTUS PACIFIC, INC.


Date:  April 22, 1999                  By:   /s/ James Yao
                                       ----------------------------------
                                       James Yao, Chairman of the Board